UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549
__________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 24, 2013

HBP ENERGY CORP.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-185857	99-0381728
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5868 Westheimer Rd., Suite 467 Houston, Texas 77057
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:	(832) 804-8313
Col. Sensunpan I, Pje. 4, #23 Sonsonate, El Salvador, SV-106010100
(Former Name of Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 24, 2013, HBP Energy Corp., a Nevada corporation (the “Company”) entered into a Consulting Agreement with Carson W. Chemerinski (the “Consulting Agreement”), pursuant to which Mr. Chemerinski will serve as President, Secretary and Treasurer of the Company, on an independent contractor basis. The Consulting Agreement has a minimum term of 90 days (the “Initial Term”), and shall continue thereafter until terminated by either party. During the Initial Term, either party may terminate the Consulting Agreement upon 14 days’ prior written notice. Following the Initial Term, either party may terminate the Consulting Agreement upon 5 days’ prior written notice. In consideration for services provided under the Consulting Agreement, the Company has agreed to pay Mr. Chemerinski $15,000 per month, prorated for partial months. The Company has also agreed to reimburse Mr. Chemerinski for all reasonable, verifiable, pre-approved, out-of-pocket expenses incurred in connection with the Consulting Agreement. Mr. Chemerinski has agreed not to disclose any confidential and proprietary information that may come into his possession as a result of his provision of services under the Consulting Agreement.

The foregoing description of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Consulting Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of October 24, 2013, Maria de Los Angeles Morales Ramon resigned as sole member of the board of directors (“Board”) of HBP Energy Corp., a Nevada corporation (the “Company”), and from all offices she held with the Company, including President, Secretary and Treasurer.  To the Company’s knowledge, Ms. Ramon’s resignation did not arise from any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. As a result of Ms. Ramon’s resignation, she has relinquished her roles as the Company’s “Principal Executive Officer” and “Principal Financial Officer” for Securities and Exchange Commission (“SEC”) reporting purposes.

In addition, effective as of October 24, 2013, the Company’s stockholders appointed Carson W. Chemerinski as sole director of the Company, by unanimous written consent (as further described in Item 5.07 below).

Further, effective as of October 24, 2013, the Board appointed Mr. Chemerinski as President, Secretary and Treasurer of the Company, to serve until his successor shall be duly appointed, unless he resigns, is removed from office, or is otherwise disqualified from serving as an officer of the Company. For SEC reporting purposes, Mr. Chemerinski was designated as the Company’s “Principal Executive Officer” and “Principal Financial Officer.”

On October 24, 2013, the Company entered into a Consulting Agreement with Mr. Chemerinski, pursuant to which, among other things, the Company has agreed to pay Mr. Chemerinski $15,000 per month, prorated for partial months. Reference is made to the disclosure set forth in Item 1.01 above, which disclosure is incorporated herein by reference.

There are no other arrangements or understandings between Mr. Chemerinski and any other person pursuant to which he was appointed as officer or director of the Company. In addition, there are no family relationships between Mr. Chemerinski and any of the Company’s other officers or directors. Further, there are no transactions since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company is a participant, the amount involved exceeds $120,000, and in which Mr. Chemerinski had, or will have, a direct or indirect material interest.

Carson W. Chemerinski – Mr. Chemerinski, 55, was appointed as the Company’s President, Secretary and Treasurer, and as the sole member of the Company’s Board, on October 24, 2013. Mr. Chemerinski has 32 years of domestic and international exploration and production operations experience in the oil and gas industry. He has served as Senior Drilling Operations Advisor for ExxonMobil Development since December 2012, and served in similar capacities with Hess Corporation - Deepwater GOM from August 2011 through November 2012, and with ExxonMobil Development from March 2009 through July 2011. Mr. Chemerinski served as VP Operations to Cypress Hills Resources Corp. from July 2005 to November 2013, where he was also a member of the board of directors. Prior to this, Mr. Chemerinski served as Drilling & Completions Engineering Manager for Schlumberger Turnkey from February 2004 through January 2005. Before that, he worked with El Paso Production, as Offshore GOM Drilling & Completions Manager from February 2003 through January 2004, and as Offshore International Drilling Manager from December 2000 through January 2003. Mr. Chemerinski was also Senior Drilling & Completions Engineer for BP Amoco and Apache Corp. from September 1999 through November 2000, and Deepwater Drilling & Completions Operations Manager for British Borneo Exploration from October 1996 through August 1999. Mr. Chemerinski earned a Bachelor of Science degree in Mechanical Engineering from the University of Alberta in 1981.

Mr. Chemerinski has demonstrated strong business acumen and the ability to exercise sound judgment, and has a reputation for integrity, honesty and adherence to ethical standards. These qualities, plus his extensive background in engineering, operations and management in oil and gas drilling, completions, and production, make him an ideal candidate to serve on the Company’s Board.

Item 5.07. Submission of Matters to a Vote of Security Holders.

Effective as of October 24, 2013, the holder of all 134,078,212 issued and outstanding shares of the Company’s common stock (approximately 88.2%) appointed Carson W. Chemerinski to the Company’s Board, by unanimous written consent, to serve until his successor shall be duly appointed, unless he resigns, is removed from office, or is otherwise disqualified from serving as director of the Company.

Item 8.01. Other Events.

The Company previously reported that, on August 30, 2013, it filed a Certificate of Amendment to its Articles of Incorporation with the Nevada Secretary of State to change the Company’s name to “HBP Energy Corp.” The Company expects that its new name will be declared effective by FINRA, for OTC trading purposes, on November 29, 2013. The name change will be accompanied by a new trading symbol and the Company will announce that symbol once it is approved by FINRA.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Consulting Agreement, dated October 24, 2013, by and between the Company and Carson W. Chemerinski

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 30, 2013	HBP ENERGY CORP.

By: /s/ Carson W. Chemerinski
Name: Carson W. Chemerinski
Title: President